                                                                 EXHIBIT (h)(18)


                                     FORM OF
                   AMENDMENT NO.8 TO ADMINISTRATION AGREEMENT


         This AMENDMENT NO. 8, dated the ___ day of __________, 2003, is made by and between ABN AMRO FUNDS, a Delaware statutory trust (the "Trust"), operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Delaware, and ABN AMRO INVESTMENT FUND SERVICES, INC., an Illinois corporation (the "Administrator") (collectively, the "Parties").

                                WITNESSETH THAT:

         WHEREAS, the Trust and the Administrator originally entered into an Administration Agreement dated June 17, 1999, as amended to date, wherein the Administrator agreed to provide certain administrative services to each series of the Trust (the "Agreement"); and

         WHEREAS, the Parties wish to amend the Agreement to include under its terms an additional separate series of shares identified as:

                          ABN AMRO High Yield Bond Fund

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree to amend Schedule "C" to the Agreement in the form attached hereto as Schedule "C".

         This Amendment shall take effect upon the day and month first written above.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment consisting of one typewritten page, together with Schedule "C", to be signed by their duly authorized as of the day and month first written above.


ABN AMRO FUNDS                           ABN AMRO INVESTMENT FUND SERVICES, INC.





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                                  SCHEDULE "C"

                            IDENTIFICATION OF SERIES

Below are listed the Series to which services under this Agreement are to be performed as of the execution date of this Amendment. This Schedule "C" may be amended from time to time by agreement of the parties.

                                 ABN AMRO FUNDS

                       ABN AMRO Investor Money Market Fund
                          ABN AMRO Municipal Bond Fund
                               ABN AMRO Bond Fund
                             ABN AMRO Balanced Fund
                              ABN AMRO Mid Cap Fund
                              ABN AMRO Growth Fund
                     ABN AMRO/Veredus Aggressive Growth Fund
                       ABN AMRO/Veredus Select Growth Fund
                    ABN AMRO/Montag & Caldwell Balanced Fund
                     ABN AMRO/Montag & Caldwell Growth Fund
                          ABN AMRO/Veredus SciTech Fund
                       ABN AMRO/TAMRO Large Cap Value Fund
                          ABN AMRO/TAMRO Small Cap Fund
                            ABN AMRO Real Estate Fund
                               ABN AMRO Value Fund
                       ABN AMRO International Equity Fund
                       ABN AMRO Treasury Money Market Fund
                      ABN AMRO Government Money Market Fund
                      ABN AMRO Tax-Exempt Money Market Fund
                           ABN AMRO Money Market Fund
                 ABN AMRO Institutional Prime Money Market Fund
                       ABN AMRO Investment Grade Bond Fund
                         ABN AMRO Select Small Cap Fund
                            ABN AMRO Equity Plus Fund
                      ABN AMRO Global Emerging Markets Fund
                          ABN AMRO High Yield Bond Fund



Originally Adopted: June 17, 1999
Amended: June 30, 2000
Amended: November 30, 2000
Amended: September 27, 2001
Amended: December 20, 2001
Amended: June 17, 2002
Amended: October 18, 2002
Amended: February 17, 2003